EXHIBIT 23.3


                       LETTERHEAD OF PENNIE & EDMONDS, LLP


                                 March 13, 2002


Mr. Joseph J. Day, Jr.
Senior Vice President
Planning and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059

Re:      S-3 Registration Statement

Dear Mr. Day:

         We consent to the following reference to our firm under the heading "Experts" in the prospectus:

         The statements in this prospectus that relate to U.S. patent rights licensed from The Rockefeller University and Children's Medical Center Corporation under the caption "Risk Factors--We may not be able to protect our intellectual property" have been reviewed and approved by Pennie & Edmonds LLP as our special patent counsel for these matters, and are included herein in reliance upon their review and approval as experts in U.S. Patent Law.


                                       Very truly yours,

                                       /s/ Pennie & Edmonds LLP
                                       ---------------------------
                                           Pennie & Edmonds LLP